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                                Exhibit 23(a)

                      Consent of Independent Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Symix Systems, Inc. for the registration of 625,000 shares of its common stock and to the incorporation by reference therein of our report dated July 21, 1998, with respect to the consolidated financial statements and schedule of Symix Systems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                   Ernst & Young LLP



Columbus, Ohio
April 14, 1999